UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): February 1, 2008

Fearless International, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52159	20-3155365
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(State or other jurisdiction	(Commission File No.)	(IRS Employer ID)
of incorporation)

972 Lincoln Road, Suite 200, Miami, Florida 33139
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(Address of principal executive offices and Zip Code)

(305) 674-1211
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(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

          The Company and Kevin F. Flynn entered into an agreement dated as of February 1, 2008, pursuant to which Mr. Flynn agreed, subject to the satisfaction of specified conditions, to renew for a one-year term ending April 12, 2009, the letter of credit in the face amount of $2.1 million in favor of Mellon United National Bank. The conditions to Mr. Flynn’s obligations are the payment by the Company of approximately $231,000 of accrued interest on the $2.1 million (principal amount) note dated April 13, 2007 issued by the Company to Mr. Flynn, the payment of his fees and expenses of an aggregate of $50,000, the reduction to $0.25 per share of the exercise price of warrants previously issued to him to acquire 2.1 million shares of our common stock and the issuance to him of warrants to acquire an additional 2.1 million shares of our common stock at an exercise price of $0.25 per share. Inasmuch as, among other things, the fact that Mr. Flynn is an accredited investor, the issuance of such securities was exempt from the registration requirements (the “Registration Requirements”) of the Securities Act of 1933, as amended (the “Act”), pursuant to, among other things, Section 4(2) thereunder.

Item 2.03 Creation of a Direct Financial Obligation

          The information called for under this Item 2.03 is incorporated by reference to Item 1.01 to the extent required by this item 2.03.

Item 3.02 Unregistered Sales of Equity Securities

          The information called for under this Item 3.02 is incorporated by reference to Item 1.01 to the extent required by this item 3.02.

          We also issued 1,200,000 shares to two investors, in consideration of, among other things, lending us $200,000, in a transaction exempt from the Registration Requirements pursuant to Section 4(2) of the Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

          On February 4, 2008, we increased the number of members of our board of directors to two, and elected Charles W. De Angelo, our chief operating officer, to serve as a director. Mr. De Angelo has served as our chief operating officer since its inception in 2004 and is one of our founding members. Since 1995, Mr. De Angelo has served as operations manager for Gemco Management, Inc., a diversified holding company focused on ocean front real estate and mega yacht renovation projects. In 1990, Mr. De Angelo relocated to South Florida and started a luxury yacht charter business associated with the 5 star Boca Raton Resort and Club. The fleet included 2 luxury yachts and a high performance race boat. From 1984 through 1989, he served as a financial analyst with Citibank NA. Mr. De Angelo holds a U.S. Merchant Marine Masters License. He received his B.S. in Marketing from St. John's University in 1984.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

          On February 7, 2008, the Company amended: (a) Section 2.01 of its bylaws by eliminating the following provision thereof: “If, at any time, the number of the stockholders of the corporation is less than one hundred (100), the Board of Directors may consist of one person”; (b) Section 4.01 of its bylaws to eliminate the requirement that shareholder approval be obtained in connection with (i) effecting a reverse split of the Company’s capital stock and (ii) issuances of the Company’s capital stock in excess of specified thresholds; and (c) the heading of the bylaws, to correctly reflect the Company’s name.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit

3.1(ii)	Amendments to the Company’s Bylaws

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEARLESS INTERNATIONAL, INC.

Dated:	February 7, 2008	By:	/s/ Jeffrey I. Binder
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Jeffrey I. Binder
Chief Executive Officer